                                                                    EXHIBIT 12.2

                      DECRANE HOLDINGS CO. AND SUBSIDIARY
                        EARNINGS TO FIXED CHARGES RATIO
                             (DOLLARS IN THOUSANDS)

HISTORICAL:

                                                                                         INCEPTION
                                                                                            TO       INCEPTION TO
                                                                                        AUGUST 27,   SEPTEMBER 30,
                                                                                          1998(1)        1998
                                                                                        -----------  -------------
Earnings:
Loss before income taxes, accounting change
  and extraordinary item..............................................................   $      --     $    (990)
Minority interest in income of subsidiaries with fixed charges........................          --             6
Fixed charges.........................................................................          --         2,562
                                                                                        -----------       ------
                                                                                         $      --     $   1,578
                                                                                        -----------       ------
                                                                                        -----------       ------
Fixed charges:
Interest expense, including amortization of debt discounts
  and issuance costs (none capitalized)...............................................   $      --     $   1,769
Interest component of rentals(2)......................................................          --            66
Preferred stock dividends.............................................................          --           727
                                                                                        -----------       ------
                                                                                         $      --     $   2,562
                                                                                        -----------       ------
                                                                                        -----------       ------
Earnings to fixed charges ratio:
  Ratio...............................................................................   $      --     $      --
  Deficiency..........................................................................   $      --     $     984

PRO FORMA:

                                                                                     NINE MONTHS   TWELVE MONTHS
                                                                       YEAR ENDED       ENDED          ENDED
                                                                      DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,
                                                                          1997          1998            1998
                                                                      ------------  -------------  --------------
Earnings:
Income (loss) before income taxes, accounting change
  and extraordinary item............................................   $  (13,325)    $      54      $   (1,472)
Minority interest in income of subsidiaries
  with fixed charges................................................          112            54              85
Fixed charges.......................................................       29,781        22,196          29,679
                                                                      ------------  -------------       -------
                                                                       $   16,568     $  22,304      $   28,292
                                                                      ------------  -------------       -------
                                                                      ------------  -------------       -------
Fixed charges:
Interest expense, including amortization of debt discounts
  and issuance costs (none capitalized).............................   $   21,088     $  15,660      $   20,916
Interest component of rentals(2)....................................          760           586             830
Preferred stock dividends...........................................        7,933         5,950           7,933
                                                                      ------------  -------------       -------
                                                                       $   29,781     $  22,196      $   29,679
                                                                      ------------  -------------       -------
                                                                      ------------  -------------       -------
Earnings to fixed charges ratio:
  Ratio.............................................................           --           1.0x             --
  Deficiency........................................................   $   13,213     $      --      $    1,387

------------------------

(1) DeCrane Holdings Co. is a newly incorporated entity formed in July 1998.

(2) Reflects one-third of rental expense under operating leases considered to represent interest cost.